LIST OF SUBSIDIARIES OF INTERNATIONAL FLAVORS & FRAGRANCES INC.
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Below is a list of the subsidiaries of the Company. Each subsidiary does business under the name identified below. All of the voting stock of each subsidiary is owned, either directly or indirectly, by the Company, except where noted and except, in certain instances for directors' qualifying shares.

Name of Subsidary                                                           Place of Incorporation

International Flavors & Fragrances I.F.F. (Nederland) B.V.                  The Netherlands

Aromatics Holdings Limited                                                  Ireland

IFF-Benicarlo, S.A.                                                         Spain

International Flavours & Fragrances (China) Ltd.                            China

Irish Flavours and Fragrances Limited                                       Ireland

International Flavours & Fragrances I.F.F. (Great Britain) Ltd.             England

International Flavors & Fragrances I.F.F. (Italia) S.r.l.                   Italy

International Flavors & Fragrances I.F.F. (Deutschland) G.m.b.H.            Germany

International Flavors & Fragrances I.F.F. (Switzerland) A.G.                Switzerland

International Flavors & Fragrances I.F.F. (France) SAS                      France

International Flavors & Fragrances (Hong Kong) Ltd.                         Hong Kong

International Flavors & Fragrances (Japan) Ltd.                             Japan

International Flavors & Fragrances S.A.C.I.                                 Argentina

I.F.F. Essencias e Fragrancias Ltda.                                        Brazil

International Flavours & Fragrances (Australia) Pty. Ltd.                   Australia

P.T. Essence Indonesia                                                      Indonesia

International Flavors & Fragrances (Mexico) S.A. de C.V.                    Mexico

IFF Mexico Manufactura, S.A. de  C.V.                                       Mexico

International Flavors & Fragrances I.F.F. (Espana) S.A.                     Spain

International Flavors & Fragrances (Poland) Sp.z.o.o.                       Poland

IFF Trading Company B.V.                                                    The Netherlands

International Flavors & Fragrances (Hangzhou) Co. Ltd (1)                   China

International Flavors & Fragrances (Zhejiang) Co., Ltd.                     China

International Flavors & Fragrances I.F.F. (S.A.) (Pty) Ltd.                 South Africa

The PAKS Corporation                                                        New York

International Flavors & Fragrances I.F.F. (Canada) Ltd.                     Canada

Alva Insurance Ltd.                                                         Bermuda

van Ameringen-Haebler, Inc.                                                 New York

International Flavors & Fragrances (Caribe) Inc.                            Delaware

Sabores y Fragrancias S.A.                                                  Colombia

IFF Sabores y Fragrancias de Chile Ltda.                                    Chile

International Flavors & Fragrances I.F.F. (Sverige) A.B.                    Sweden

International Flavors & Fragrances I.F.F. (Norge) A.S.                      Norway

IFF Aroma Esans Sanay A.S.                                                  Turkey

International Flavors & Fragrances I.F.F. (Israel) Ltd.                     Israel

Misr Co. for Aromatic Products (MARP) S.A.E.                                Egypt

International Flavors & Fragrances I.F.F. (Portugal) Lds.                   Portugal

International Flavors & Fragrances  (Zimbabwe) (Private) Ltd.               Zimbabwe

International Flavours & Fragrances (Mauritius) Ltd.                        Mauritius

Speciality Fragrances (India) Private Limited                               India

International Flavors & Fragrances (Philippines) Inc.                       Philippines

International Flavors & Fragrances (Asia Pacific) Pte. Ltd.                 Singapore

International Flavours & Fragrances (Thailand) Ltd.                         Thailand

International Flavors & Fragrances (Korea) Inc.                             Korea

Laboratoire Monique Remy SAS                                                France

International Flavors & Fragrances (Nederland) Holding B.V.                 The Netherlands

International Flavors & Fragrances Ardenne S.a.r.l.                         Luxembourg

International Flavors & Fragrances (Luxembourg) S.a.r.l.                    Luxembourg

International Flavors & Fragrances (Luxembourg) Holding S.a.r.l.            Luxembourg

International Flavours & Fragrances (GB) Holdings Limited                   United Kingdom

IFF International Inc.                                                      New York

IFF Financial Services                                                      Ireland

International Flavors & Fragrances Global Holding S.a.r.l.                  Luxembourg

IFF Capital Services                                                        Ireland

IFF (Gibraltar) Limited                                                     Gibraltar

IFF Australia Holdings Pty Limited                                          Australia

IFF Chemical Holdings Inc.                                                  Delaware

IFF (Gibraltar) Holdings                                                    Gibraltar

IFF Mexico Holdings LLC                                                     Delaware

IFF Latin American Holdings (Espana) SL                                     Spain

IFF Augusta Limited                                                         England

Fragrance Ingredients Holdings Inc.                                         Delaware

Bush Boake Allen Inc.                                                       Virginia

Bush Boake Allen (Chile) S.A.                                               Chile

Bush Boake Allen Industria E Commercial do Brasil Limitada                  Brazil

Bush Boake Allen Controladora S.A. de C.V.                                  Mexico

Bush Boake Allen (Nominees) Limited                                         England

Bush Boake Allen Holdings (U.K.) Limited                                    England

Bush Boake Allen Pension Investments Limited                                England

Bush Boake Allen (Executive Pension Trustees) Limited                       England

Bush Boake Allen (Pension Trustees) Limited                                 England

Bush Boake Allen (Works Pension Trustees) Limited                           England

Bush Boake Allen Limited                                                    England

W.J. Bush & Co., Inc.                                                       Delaware

GMB Proteins Limited                                                        England

Bush Boake Allen Australia Pty Ltd.                                         Australia

Bush Boake Allen (Guangzhou) Co. Ltd.                                       China

A. Boake, Roberts And Company (Holding), Limited                            England

Bush Boake Allen (New Zealand) Limited                                      New Zealand

International Flavours & Fragrances (New Zealand) Limited                   New Zealand

International Flavors & Fragrances Singapore Pte. Ltd.                      Singapore

Bush Boake Allen (Malaysia) SDN. BHD. (Kuala Lumpur)                        Malaysia

Bush Boake Allen Denmark ApS.                                               Denmark

Bush Boake Allen France                                                     France

Bush Boake Allen Zimbabwe (Private) Limited                                 Zimbabwe

International Flavours & Fragrances (India) Limited (2)                     India

Hindustan Flavours and Fragrances (International) Limited (3)               India

Bush Boake Allen (Jamaica) Limited (4)                                      Jamaica

Bush Boake Allen (SA) (Proprietary) Limited                                 South Africa

Bush Boake Allen (Thailand) Limited                                         Thailand

Bush Boake Allen Benelux B.V.                                               Netherlands

International Flavors & Fragrances I.F.F. (Norden) AB                       Sweden

Stafford Specialty Ingredients Limited                                      England

Bush Boake Allen Pakistan (Private) Limited (5)                             Pakistan

Asian Investments, Inc.                                                     Delaware

Fragrance Holdings Private Limited                                          India

Essence Scientific Research Private Limited                                 India

Jamaica Extracts Limited (6)                                                Jamaica

Bush Boake Allen Barbados Inc.                                              Barbados

Bush Boake Allen Enterprises Ltd.                                           England

Celessence International Limited (7)                                        England
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(1)  90% of the voting stock of International Flavors & Fragrances (Hangzhou)
     Co. Ltd., is owned, directly or indirectly, by the Company.
(2)  93.1% of the voting stock of International Flavours & Fragrances (India)
     Limited is owned, directly or indirectly, by the Company.
(3)  93.1% of the voting stock of Hindustan Flavours and Fragrances
     (International) Limited is owned, directly or indirectly, by the Company.
(4)  70% of the voting stock of Bush Boake Allen (Jamaica) Limited is owned, directly or indirectly, by the Company.
(5)  50% of the voting stock of Bush Boake Allen Pakistan (Private) Limited is owned, directly or indirectly, by the Company.
(6)  58% of the voting stock of Jamaica Extracts Limited is owned, directly or indirectly, by the Company.
(7)  70% of the voting stock of Celessence International Limited is owned, directly or indirectly, by the Company.